Exhibit Index




       Exhibit                  -                              Page


       1.       Monthly Remittance Statement dated              5
                September 25, 1996



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CWMBS INC.
MORTGAGE PASS-THROUGH CERTIFICATES
SERIES SPMD 1996-A
HOME EQUITY MORTGAGE LOAN ASSET BACKED TRUST

STATEMENT TO CERTIFICATEHOLDERS PREPARED PURSUANT TO SECTION 4.03 OF THE POOLING AND SERVICING AGREEMENTS DATED FEBRUARY 1, 1996

                                          Distribution Date        09/25/96

                                                  CUSIP #                   SINGLE               TOTAL
4.03(i) Reduction of the Stated                                          CERTIFICATE            AMOUNT
Amount of Certificates

Class A-1 Certificates.                          12669IXZ2                   $10.60918344        $166,564.18
Class A-2 Certificates.                          126691YA6                    $5.78347860        $289,173.93
Class A-3 Certificates.                          126691YB4                    $O.00000000              $0.00
Class A-4 Certificates.                          126691YC2                    $O.00000000              $0.00
Class A-5 Certificates.                          126691YDO                    $O.00000000              $0.00
Class A-6 Certificates.                          126691YE8                    $O.00000000              $0.00
Class A-7 Certificates.                          12669IYG3                    $4.34079011        $357,984.96
Class R Certificates.                            126691YF5                 $1,000.0000000            $100.00
Class OC Certificates                               n/a                       $0.00000000              $0.00


                                                       Total Amount                               813,823.07

Aggregate amount of any Principal                                                                 187,040.62
Prepayments


4.03(ii) Amount of distribution
representing interest               SINGLE               TOTAL
                                  CERTIFICATE            AMOUNT
Class A-1 Certificates.          $5.59166688         $87,789.17
Class A-2 Certificates.          $5.73333340        $286.666.67
Class A-3 Certificates.          $5.80000000         $75,980.00
Class A-4 Certificates.          $6.05833333         $72,700.00
Class A-5 Certificates.          $6.32500027       $119,257.888
Class A-6 Certificates.          $6.51250052         $62,777.90
Class A-7 Certificates.          $4.47805554        $369,305.24
Class R Certificates.            $5.80000000              $0.58
Class OC Certificates            $0.00000000              $0.00

    Total Amount                                   1,074,477.44

4.03(iii) Amount of interest shortfall                      0.00

4.03(iv) Stated Amount of
Certificates after this Distribution

                                                 ORIGINAL             SINGLE             TOTAL
                                                  BALANCE            CERTIFICATE         AMOUNT
Class A- I Certificates.                    15,700,000.00         $989.39081656     $15,533,435.82
Class A-2 Certificates.                     50,000,000.00         $994.21652140     $49,710,826.07
Class A-3 Certificates.                     13,100,000.00       $1,000.00000000     $13,100,000.00
Class A-4 Certificates.                     12,000,000.00       $1,000.00000000     $12,000,000.00
Class A-5 Certificates.                     18,855,000.00       $1,000.00000000     $18,855,000.00
Class A-6 Certificates.                      9,639,600.00       $1,000.00000000      $9,639,600.00
Cliss A-7 Certificates.                     82,470,000.00         $995.65920989     $82,112,013.04
Class R CertiFicates.                              100.00           $0.00000000              $0.00
Class OC Certificates                                0.00           $0.00000000              $0.00
                                        Total                                      $200,950,876.93





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4.03(v) The Pool Stated Principal Balance for the             $201,482,322.70
following Distribution Date



4.03(vi) Amount of the Master Servicing Fees paid                   84,066.84
to or retained by the Master Servicer with respect to such Distribution Date



4.03(vii) Pass-Through Rate and for each Class of
Certificates
Class A-1 Certificates.                                   6.71000000%
Class A-2 Certificates.                                   6.88000000%
Class A-3 Certificates.                                   6.96000000%
Class A-4 Certificates.                                   7.27000000%
Class A-5 Certificates.                                   7.59000000%
Class A-6 Certificates.                                   7.81500000%
Class A-7 Certificates.                                   5.75750000%
Class R Certificates.                                     7.00000000%
Class OC Certificates                                     0.00000000%



4.03(viii) Amount of Advances included in the               78,853.57
distribution on such Distribution Date
Aggregate amount of Advances outstanding as of the          81,179.91
close of business on
such Distribution Date.


4.03(ix) The number and aggregate principal
amounts of Mortgage Loans delinquent
30 to 59 davs                                         66          8,672,334.32
60 to 89 days                                          1            100,721.65
90 or more                                             1             52,617.21

The number and aggregate principal amounts of Mortgage Loans in foreclosure

In foreclosure                                          0                  0.00

4.03(xi)  Loan number and Stated Principal Balance      0                  0.00
of any Mortgage loan that became an REO Property during the preceding calendar month.


4.03(xii)   Total number and principal balance of       0                  0.00
any REO Properties as of the close of business on
the Determination Date preceding such Distribution
Date.
 .


4.03(xiv)   Aggregate amount of Realized Losses                            0.00
incurred during the preceding calendar month.

Aggregate amount of Realized Losses through                                0.00
Distribution Date